UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 19, 2015

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada                                      333-174759                            42-1771342

(State or other jurisdiction of        (Commission file number)                 (I.R.S. Employer

incorporation or organization)                                                                 Identification No.)

10745 Haldeman Avenue, Philadelphia, PA    19116

(Address of principal executive offices)          (Zip Code)

215-677-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 8.01 Other Events.

The Company has determined not to proceed with the acquisition of Page Out, an emergency response system interactive platform, after completing our due diligence process.

We had announced on July 23, 2015, that we had signed a Letter of Intent to acquire Page Out, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : August 19, 2015 EMS FIND, INC. By: /s/ Steve Rubakh ----------------- Steve Rubakh Chief Executive Officer